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                                                                     EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                STATE OF                                       PERCENTAGE
              COMPANY NAME                    INCORPORATION             TAX I.D.               OWNERSHIP
              ------------                    -------------             --------               ---------
  Citizens Insurance Company of America         Colorado               84-0583103             100% Direct

        Insurance Investors, Inc.                 Texas                74-1458561            100% Indirect

  Continental Investors Life Insurance
                 Company                         Alabama               63-0514221             90% Indirect

        Industrial Benefits, Inc.                 Texas                76-0159854            100% Indirect

       Computing Technology, Inc.               Colorado               84-1037266            100% Indirect

    American Liberty Financial Corp.            Louisiana              72-0810778             100% Direct

     American Liberty Life Insurance
                 Company                        Louisiana              72-0826521            100% Indirect

      American Liberty Exploration
               Corporation                      Louisiana              72-0895903            100% Indirect

      American Liberty Exploration
           Corporation, 1981-1                  Louisiana              72-0914867            100% Indirect

      American Liberty Exploration
           Corporation, 1982-1                  Louisiana              72-0928484            100% Indirect

  First American Investment Corporation         Louisiana              72-1018531           94.48% Indirect

    Funeral Homes of Louisiana, Inc.            Louisiana              72-1148400           94.48% Indirect

     Funeral Homes of America, Inc.             Louisiana              72-1248626           94.48% Indirect

    Insurance Investors & Holding Co.           Illinois               37-0858627            100% Indirect

    Central Investors Life Insurance
           Company of Illinois                  Illinois               37-0862705            100% Indirect





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